Exhibit 10.1

Intellectual Property Assignment Agreement

This Intellectual Property Assignment Agreement ( “Agreement”) is entered into as of October 21, 2026 (the “Effective Date”) by and between Genvor Inc., A Delaware Company, and Genvor Incorporated, a Nevada corporation (together “Genvor or “Company”), and Dr. Jesse M. Jaynes, Ph.D., an individual and founder of Company (“Jaynes”). Each is a Party and together, the Parties.

RECITALS

A. WHEREAS, Jaynes is a co-founder of the Company, a significant stockholder, and has contributed scientific work to the Company and its predecessors since their formation.

B. WHEREAS, Company’s AI-enabled peptide-design platform, BioCypher, was developed for the Company by its founders and contractors and was trained on a library of designed peptides and associated data contributed by Dr. Jesse Jaynes.

C. WHEREAS, Company has described the methodology, the library and BioCypher as proprietary to the Company in its Annual Reports on Form 10-K for the fiscal years ended September 30, 2024 and 2025, each of which Jaynes signed as a director, and in its draft registration statement on Form S-1.

D. WHEREAS, the Parties previously signed a Science Advisor Agreement dated January 16, 2024 (the “2024 Agreement”). Under the 2024 Agreement, work performed by Jaynes for the Company and all data relating to the Company’s business are the Company’s property. However, the 2024 Agreement is limited to plant disease solutions and leaves research conducted before its date with Jaynes, as well as research conducted by Dr. Jaynes as a faculty member of Tuskegee University.

E. WHEREAS, Jaynes has represented to the Company that the intellectual property he contributed to the Company has been assigned to it. In connection with the Company’s proposed underwritten public offering and Nasdaq listing, the parties wish to confirm in writing the Company’s ownership of the peptide library, in all fields, and to confirm what Jaynes retains.

F. WHEREAS, Company has entered into a Teaming Agreement with Tuskegee University, which is a cooperation agreement under which each party retains its own technology and no license is granted.

NOW, THEREFORE, in consideration of the license granted to Jaynes in Section 4, the mutual covenants in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. DEFINITIONS

1.1 Library. Library shall mean the synthetic and designed peptide sequences (including the approximately 9,000 antimicrobial peptides referred to in the Company’s Annual Report on Form 10-K for fiscal 2025), together with the associated design, screening, activity, formulation and validation data and any unpublished design notes, rules or selection criteria, that were incorporated into BioCypher or provided to or used by the Company in any Company Program, whether provided by Jaynes directly or through any Company employee, consultant or contractor.

1.2 Company Programs. Company Programs shall mean the Company’s research, development and commercialization programs listed on Schedule A.

1.3 Company Program Developments. Company Program Developments shall mean all inventions, discoveries, designs, formulations, sequences, data, results, know-how and works of authorship produced by or for the Company in any Company Program, including all data relating to the Company’s business that are the Company’s exclusive property under Section C, paragraph 10(c) of the 2024 Agreement.

1.4 Assigned Library Rights. Assigned Library Rights shall mean all right, title and interest in and to the Library, as set forth in Section 2.1, throughout the world, including copyrights, trade-secret rights, database rights, any patent rights in inventions disclosed by the Library, and the right to sue for past, present and future infringement or misappropriation.

1.5 BioCypher. BioCypher shall mean the Company’s AI-enabled peptide-design platform, including all software, source and object code, models, model weights, training data sets, configurations, documentation, accounts, enhancements and outputs, whether existing on the Effective Date or developed thereafter.

1.6 Company Fields. Company Fields shall mean agriculture and crop protection; animal health and nutrition; and non-prescription human health and wellness, including nutraceutical, cosmetic, topical, functional-support and other consumer applications that are not prescription drug, diagnostic or clinical products. Company Fields shall include prescription human therapeutics, diagnostics, clinical research and trials that are not assigned to Riptide Bioscience.

1.7 Jaynes Fields. Jaynes Fields shall mean academic research and teaching, in each case conducted by or through Tuskegee University, technology assigned to Riptide Bioscience, or another academic institution, sponsor, or company that is not a competitor of the Company in the Company Fields.

1.8 Excluded Materials. Excluded Materials shall mean the intellectual property, materials and activities listed on Schedule B, being intellectual property that (a) is owned by or subject to the rights of Tuskegee University, Riptide Bioscience, the University of Pittsburgh or another third party, and (b) was never provided to, incorporated into, or used in BioCypher or any Company Program, and is not part of the Library.

1.9 Published. Published shall mean disclosed in a scientific publication, issued patent or published patent application, or otherwise made generally available to the public, before the Effective Date, other than through a breach of a confidentiality obligation to the Company.

1.10 Intellectual Property Effective Date (IP Effective Date). The IP Effective Date for purposes of IP ownership shall be the date of the earliest AgroMed (now Genvor) filing, which is Jun 19, 2010.

2. CONFIRMATION AND ASSIGNMENT

2.1 The Library. Jaynes hereby confirms, and to the extent not previously assigned, hereby irrevocably sells, assigns, transfers and conveys to Genvor, and Genvor hereby accepts, all of Jaynes’ right, title and interest in and to the Library and the Assigned Library Rights, effective as of the earlier of the Effective Date and the date on which the Library was first contributed to the Company or its predecessors (including Nexion Biosciences Inc. and Nexion Biosciences LLC).

2.2 Company Program Developments. Jaynes acknowledges that the Company Program Developments are, and have been since their creation, the sole and exclusive property of the Company under the 2024 Agreement, and that nothing in this Agreement or in any other agreement limits that ownership. No assignment of the Company Program Developments is required, and this Section 2.2 is a confirmation only.

2.3 BioCypher. Jaynes acknowledges that BioCypher is and shall remain the sole and exclusive property of the Company, and that no license or right in BioCypher is required for Company to use BioCypher.

2.4 Assignment. Other than Excluded Materials, as set forth in Section 3, Jaynes hereby irrevocably sells, assigns, transfers and conveys to Genvor, and Genvor hereby accepts, to any Company IP Jaynes creates on behalf of the Company in the Company Fields from the Effective Date, whether or not it uses the Library or BioCypher.

2.5 All Fields. The assignment in Section 2.1 is not limited by field of use. Any peptide, sequence, design, formulation, result or other output produced at any time, by any person, using the Library or BioCypher is and shall be the property of the Company, in all fields, other than Excluded Materials as set forth in Section 3. Jaynes’ rights in the Jaynes Fields are as set forth under the license in Section 4.

2.6 No Reservation. Except for the license expressly granted in Section 4 and the Excluded Materials , Jaynes retains no right, title, interest, license, shop right, option, right of first refusal or other interest in the Library, the Company Program Developments, or BioCypher.

3. EXCLUDED MATERIALS

3.1 Retained by Jaynes. Nothing in this Agreement assigns, licenses, or otherwise affects the Excluded Materials, which remain the property of Jaynes or the applicable third party. Jaynes shall list on Schedule B, as completely as he is able, the Excluded Materials he wishes to identify; Excluded Materials not listed remain excluded provided they satisfy both clauses (a) and (b) of Section 1.8.

3.2 Published Work. Nothing in this Agreement restricts Jaynes’ use of information that has been Published. The Company’s rights under this Agreement are in the non-Published elements of the Library and in its compilation, selection and arrangement as embodied in BioCypher, or for use in Company’s Fields.

4. LICENSE BACK TO JAYNES

4.1 Grant. To the extent necessary for use by Jaynes as a faculty member in the Jaynes Fields, if any, Company hereby grants to Jaynes a personal, non-exclusive, royalty-free, perpetual license to use the Company Program Developments in the Jaynes Fields, and solely for academic research conducted by or through the institutions and companies described in Section 1.8.

4.2 Limits. The license in Section 4.1 does not include (a) any use outside the Company in the Company Fields; (b) any right to sublicense, other than to the institution or company through which Jaynes is conducting the licensed activity and its research collaborators, for the licensed activity only; or (c) any right to disclose non-Published elements in the Company Fields except as reasonably necessary for the licensed activity and under confidentiality obligations no less protective than those in Section 7.

4.3 Ownership of Improvements. Improvements made by Jaynes in the Jaynes Fields, without use of BioCypher or Company Confidential Information, belong to Jaynes or his faculty institution. Improvements made using BioCypher, or in the Company Fields, belong to the Company under Section 2.5.

5. JAYNES’S REPRESENTATIONS AND WARRANTIES

Jaynes represents and warrants to the Company that, to the best of his knowledge after reasonable inquiry:

(a) he is the sole owner of the Library other than the items listed on Schedule C, and has full right and authority to assign it as provided in this Agreement;

(b) no university, research institution, sponsor, employer, company (including Riptide Bioscience) or other third party owns or has any claim, license, lien or other interest in the Library, other than as listed on Schedule C;

(c) no federal, state or institutional grant funding was used in the creation of the Library that would give any government or institution rights in it, other than as listed on Schedule C;

(d) he has not assigned, licensed or encumbered the Library to or in favor of any third party, and has not disclosed non-Published elements of the Library to any third party except under confidentiality obligations or as listed on Schedule C; and

(e) the execution of this Agreement does not breach any agreement or policy binding on him, including any agreement with or policy of Tuskegee University, other than as listed on Schedule C.

Jaynes shall complete Schedule C fully and in good faith. Items properly listed on Schedule C are exceptions to the warranties above and shall be addressed by the parties in good faith, including, where appropriate, by obtaining a confirmation or license from the relevant third party.

6. FURTHER ASSURANCES; POWER OF ATTORNEY

6.1 Further Assurances. Jaynes shall, at the Company’s request and expense, execute all documents and take all actions reasonably necessary to evidence, record, perfect, maintain and enforce the Company’s rights in the Library, including patent applications, assignments and declarations, during and after the term of any other agreement between Jaynes and the Company.

6.2 Power of Attorney. If the Company is unable, after reasonable efforts and in any event after ten(10) business days’ written request, to obtain Jaynes’ signature on any document necessary to meet the terms of this Agreement, Jaynes irrevocably appoints the Chief Executive Officer of Company as his attorney-in-fact, coupled with an interest, to execute and file such document on his behalf.

6.3 Cooperation. Jaynes shall reasonably cooperate, at the Company’s expense, in responding to due-diligence inquiries from the Company’s underwriters, counsel and auditors regarding the Library.

7. CONFIDENTIALITY

7.1 Company Confidential Information. The non-Published elements of the Library, the Company Program Developments and all of BioCypher are Confidential Information of the Company, regardless of whether Jaynes knew or possessed them before the Effective Date or before their disclosure by the Company. Jaynes shall hold them in confidence and shall not use or disclose them except as permitted by Section 4 or as required to perform services for the Company.

7.2 Protected Disclosures. Nothing in this Agreement limits Jaynes’ rights under the Defend Trade Secrets Act of 2016 or any whistleblower law, or his right to communicate with any government agency.

8. RELATIONSHIP TO OTHER AGREEMENTS

8.1 2024 Agreement. To the extent Section C, paragraph 7 or Section D, paragraph 15 of the 2024 Agreement would treat the Library, or any use of the Library or BioCypher outside plant disease solutions, as the property of Jaynes, this Agreement controls. The 2024 Agreement otherwise remains in effect in accordance with its terms, including Section C, paragraphs 9 and 10.

8.2 Founder Status. Nothing in this Agreement affects Jaynes’ status as a founder of the Company, his shares, his accrued compensation or milestone rights, or any rights he holds as a stockholder under the Company's charter, bylaws, or any stockholder agreement.

9. GENERAL

9.1 No Challenge. Jaynes shall not, directly or indirectly, challenge or assist any third party in challenging the Company’s ownership of the Library, the Company Program Developments or BioCypher.

9.2 Governing Law; Disputes. This Agreement is governed by the laws of the State of Delaware, without regard to conflict-of-laws principles. Any dispute shall be resolved by mediation experienced in intellectual-property matters, except that either party may seek injunctive relief in a court of competent jurisdiction to prevent irreparable harm pending mediation.

9.3 Entire Agreement; Amendment. This Agreement, with its Schedules, is the entire agreement of the parties on its subject matter and may be amended only in a writing signed by all parties.

9.4 Severability; Survival. If any provision is held unenforceable it shall be enforced to the maximum extent permitted and the remainder shall remain in effect. Sections 2 through 9 survive any termination of any other agreement between Jaynes and the Company.

9.5 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature, each of which is an original.

Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

GENVOR INC.

By:	/s/ Chad Pawlak
Name:	Chad L. Pawlak, Sr.
Title:	Chief Executive Officer

Date:	10/22/2026

GENVOR INCORPORATED

By:	/s/ Chad Pawlak
Name:	Chad L. Pawlak, Sr.
Title:	Chief Executive Officer

Date:	10/22/2026

JESSE M. JAYNES, PH.D.

/s/ Jesse M. Jaynes
Jesse M. Jaynes, Ph.D.

Date:	10/21/26

SCHEDULE A

COMPANY PROGRAMS

The Company programs, compound families and inventions listed below, by reference to the Company’s patent counsel docket (Chalker Flores LLP, August 20, 2026), the Library was contributed to, and the Company Program Developments were produced in, these programs.

[list redacted pursuant Item 601(a)(5)]

Jaynes Initials:                    Company Initials: ____________

SCHEDULE B

EXCLUDED MATERIALS

Intellectual property, materials and activities owned by or subject to the rights of a third party, or held personally by Dr. Jaynes, that were never provided to, incorporated into, or used in BioCypher or any Company Program. Each item below is Excluded Materials under Section 1.8 and is not assigned under this Agreement.

[list redacted pursuant Item 601(a)(5)]

Jaynes Initials:                    Company Initials: ____________

SCHEDULE C

EXCEPTIONS TO JAYNES’S WARRANTIES (SECTION 5)

Jaynes to list any known third-party ownership, claim, license, grant funding, institutional policy or prior disclosure affecting the Library. If none, state “NONE.”

1. USDA-ARS Co-Ownership (already of record)

Under USDA-ARS CRADA No. 58-6054-8-010, USDA-ARS holds co-ownership of:

●	U.S. Patent 11,083,775

●	U.S. Patent 11,690,894

●	U.S. Patent 12,138,294

●	U.S. Patent 12,458,684

●	U.S. Application 19/377,178

2. Prior Disclosures

Published work of Dr. Jaynes, as defined in Section 1.9 of the Agreement, prior to the IP Effective Date as defined in Section 1.10 of the Agreement.

Jaynes Initials:                    Company Initials: ____________